EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of Toast, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 11, 2022

GV 2014, L.P.
By: GV 2014 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

GV 2014 GP, L.L.C.
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

GV 2017, L.P.
By: GV 2017 GP, L.P., its General Partner
By: GV 2017 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

GV 2017 GP, L.P.
By: GV 2017 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

GV 2017 GP, L.L.C
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

Alphabet Holdings LLC

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

XXVI Holdings Inc.

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Assistant Secretary

Alphabet Inc.

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Assistant Secretary